EXHIBIT 99.1
NORTHERN DEPARTMENT STORE GROUP
Consolidated Financial Statements and Footnotes
NOTE: In the following Consolidated Financial Statements and Footnotes for Northern Department Store
Group, the terms “NDSG,” “Company,” “we,” “us,” and “our” refer to the Northern Department Store Group of Saks Incorporated and the term “Saks” refers to Saks Incorporated.

REPORT OF INDEPENDENT ACCOUNTANTS
To the Board of Directors and Shareholders of Saks Incorporated
      In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, statements of changes in intercompany investment and statements of cash flows present fairly, in all material respects, the financial position of the Northern Department Store Group (“NDSG”) and its subsidiaries at January 29, 2005 and January, 31, 2004, and the results of their operations and their cash flows for each of the three years in the period ended January 29, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
September 30, 2005

NORTHERN DEPARTMENT STORE GROUP
Consolidated Statements of Income

	Year Ended

	January 29,	January 31,	February 1,
	2005	2004	2003

	(in thousands)
Net sales	$2,162,673	$2,142,466	$2,153,109
Cost of sales (excluding depreciation and amortization)	1,354,363	1,336,088	1,358,273

Gross margin	808,310	806,378	794,836
Selling, general and administrative expenses	523,110	512,813	488,746
Other operating expenses:
Property and equipment rentals	59,565	62,037	62,852
Depreciation	61,910	58,566	55,030
Taxes other than income taxes	55,311	53,144	54,854
Store pre-opening costs	1,090	2,060	1,282
Impairments and dispositions	6,346	(2,792)	7,325
Integration charges	—	(46)	9,983

Operating income	100,978	120,596	114,764
Interest expense on capital lease obligations	(8,442)	(8,538)	(8,779)

Income before provision for income taxes	92,536	112,058	105,985
Provision for income taxes	37,334	46,140	43,001

Net income	$55,202	$65,918	$62,984

The accompanying notes are an integral part of these consolidated financial statements.

NORTHERN DEPARTMENT STORE GROUP
Consolidated Balance Sheets

	January 29,	January 31,
	2005	2004

	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$3,327	$3,029
Merchandise inventories	481,061	453,711
Income taxes receivable (Due from Saks Incorporated)	71,130	57,721
Other current assets	32,926	56,730
Deferred income taxes, net	—	2,293

Total current assets	588,444	573,484
Property and equipment, net of depreciation	443,751	443,704
Goodwill and intangibles	172,000	172,000
Deferred income taxes, net	25,867	17,671
Other assets	12,539	13,851

Total Assets	$1,242,601	$1,220,710

LIABILITIES AND INTERCOMPANY INVESTMENT
Current Liabilities (Due to Saks Incorporated)
Accounts payable	$95,944	$92,759
Accrued expenses	90,198	74,997
Income taxes payable	42,970	26,947
Accrued compensation and related items	17,385	17,715
Sales taxes payable	3,363	3,841
Deferred income taxes, net	267	—

Total current liabilities	250,127	216,259
Capital lease obligations	33,803	33,795
Other long-term liabilities	90,296	73,727

COMMITMENTS AND CONTINGENCIES (Note 8)
Total Intercompany Investment	868,375	896,929

Total Liabilities and Intercompany Investment	$1,242,601	$1,220,710

The accompanying notes are an integral part of these consolidated financial statements.

NORTHERN DEPARTMENT STORE GROUP
Consolidated Statements of Changes in Intercompany Investment

Total
Intercompany
Investment

(in thousands)
Balance at February 2, 2002	$925,435
Net income	62,984
Change in minimum pension liability	(38,483)
Change in intercompany investment	(100,905)

Balance at February 1, 2003	849,031
Net income	65,918
Change in minimum pension liability	(1,224)
Change in intercompany investment	(16,796)

Balance at January 31, 2004	896,929
Net income	55,202
Change in minimum pension liability	(17,769)
Change in intercompany investment	(65,987)

Balance at January 29, 2005	$868,375

The accompanying notes are an integral part of these consolidated financial statements.

NORTHERN DEPARTMENT STORE GROUP
Consolidated Statements of Cash Flows

	Year Ended

	January 29,	January 31,	February 1,
	2005	2004	2003

	(in thousands)
Operating activities
Net income	$55,202	$65,918	$62,984
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	61,910	58,566	55,030
Deferred income taxes	(5,636)	19,193	(9,865)
Impairments and dispositions	6,346	(2,792)	7,325
Changes in operating assets and liabilities:
Retained interest in accounts receivable	—	83,665	(14,434)
Merchandise inventories	(27,350)	(43,524)	(6,822)
Other current assets	10,395	(23,004)	10,325
Accounts payable and accrued liabilities	32,221	(41,865)	47,763
Other operating assets and liabilities	(2,941)	(41,952)	(16,738)

Net cash provided by operating activities	130,147	74,205	135,568

Investing activities
Expenditures for property and equipment	(68,490)	(69,894)	(35,931)
Proceeds from sale of stores and property and equipment	4,619	12,416	1,511

Net cash used in investing activities	(63,871)	(57,478)	(34,420)

Financing activities
Payments on capital lease obligations	9	5	(189)
Net change in intercompany investment	(65,987)	(16,796)	(100,905)

Net cash used in financing activities	(65,978)	(16,791)	(101,094)

Net increase (decrease) in cash and cash equivalents	298	(64)	54
Cash and cash equivalents at beginning of year	3,029	3,093	3,039

Cash and cash equivalents at end of year	$3,327	$3,029	$3,093

The accompanying notes are an integral part of these consolidated financial statements.

NORTHERN DEPARTMENT STORE GROUP
Notes to Financial Statements
(in thousands)
NOTE 1 — OVERVIEW
Background
      On April 29, 2005, Saks Incorporated (“Saks”) announced that it was exploring strategic alternatives for its Northern Department Store Group (hereinafter “NDSG” or the “Company”) which operates under the following nameplates: Younkers, Herberger’s, Carson Pirie Scott, Bergner’s and Boston Store (“Carson’s”). The strategic alternatives for NDSG could include its sale. NDSG currently operates as a traditional department store retailer, and its stores are principally anchor stores in leading regional or community malls. The stores typically offer a broad selection of upper-moderate to better fashion apparel, shoes, accessories, jewelry, cosmetics and decorative home furnishings. The Company currently has 143 stores that operate throughout 12 Northern states. The Company also has administrative facilities in Milwaukee, Wisconsin; Des Moines, Iowa and St. Cloud, Minnesota as well as distribution facilities in Rockford, Illinois; Naperville, Illinois; Ankeny, Iowa and Greenbay, Wisconsin.
Basis of Presentation
      Saks is a retailer currently operating, through subsidiaries, traditional and luxury department stores. Saks operates its traditional department stores as the Saks Department Store Group (“SDSG”), which consists of stores operated under the following operating companies: Northern Department Store Group Proffitt’s, Parisian and Club Libby Lu specialty stores. Saks also operates Saks Fifth Avenue Enterprises (“SFAE”), which consists of Saks Fifth Avenue stores and Saks Off 5th stores.
      Saks’ reportable segments are SDSG and SFAE as defined above. Saks performs allocations of certain corporate revenues and expenses to these segments consistent with management’s view of the business in order to comply with SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. Within SDSG, certain revenues and expenses have been further allocated among its operating company components using criteria similar to that used in the initial allocations to Saks’ reportable segments. All of these allocations are based on estimates made by management and consist of several factors including: percentage of sales, full-time employees, square footage, store count, payroll, and other similar items.
      For purposes of the income statements herein, certain net expenses not allocated to Saks’ reportable segments were readdressed and additionally allocated to the Company based on the determination of whether (i) the Company derived any benefit from the cost incurred and (ii) whether the Company would need to replace the cost if acting as a stand-alone entity. Such items included certain management, legal, finance, investor relations and internal audit costs, among others. These allocations were based on management estimates after addressing the individual nature of each expense grouping. Thus, only a small portion of these costs was not allocated to the Company and such costs consist primarily of those related to general management and corporate matters.
      For the years ended January 29, 2005, January 31, 2004 and February 1, 2003 the consolidated financial statements of NDSG have been carved out of the consolidated financial statements of Saks. These financial statements assume the business was operated as a separate legal corporate entity during these fiscal years. As indicated in the accompanying consolidated balance sheets, current liabilities of the Company are specified as due to Saks, considering that Saks acts as the principal obligor for such liabilities. The Company’s consolidated financial statements include the direct store operations of the stores being sold, in addition to the operations of the previously mentioned administrative and distribution facilities. Additionally, certain other net expenses have been allocated to the Company consistent with management’s view of the business operating structure as described above. These allocations primarily consist of the net expenses associated with certain back office operations such as information technology, telecommunications, credit, distribution, store planning and human resource expenses. These expense allocations to the Company amounted to $125,882, $115,747

NORTHERN DEPARTMENT STORE GROUP
Notes to Financial Statements — (Continued)
(in thousands)
and $95,636 for the fiscal years ended January 29, 2005, January 31, 2004 and February 1, 2003, respectively, as included in the accompanying consolidated income statements.
      The preparation of these carve-out financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.
      Management believes that the Company’s financial statements presented herein have been carved out using appropriate methods that are indicative of their representative portion consistent with the description above, and management believes these allocations are reasonable.
      NDSG’s fiscal year ends on the Saturday closest to January 31. Fiscal year 2004 (“2004”), 2003 (“2003”) and 2002 (“2002”) each contained 52 weeks and ended on January 29, 2005, January 31, 2004, and February 1, 2003, respectively.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Net Sales
      Net sales include sales of merchandise (net of returns and exclusive of sales taxes) and commissions from leased departments. Net sales are recognized at the time customers provide a satisfactory form of payment and take ownership of the merchandise or direct its shipment. Revenue associated with gift certificates is recognized upon redemption of the certificate.
      Commissions from leased departments were $11,337, $11,608 and $12,020 in 2004, 2003 and 2002, respectively. Leased department sales were $71,095, $72,196 and $75,184 in 2004, 2003 and 2002, respectively, and were excluded from net sales.
      The Company estimates the amount of goods that will be returned for a refund and reduces sales and gross margin by that amount. However, given that approximately 15% of merchandise sold is later returned and that the vast majority of merchandise returns are affected within a matter of days of the selling transaction, the risk of the Company realizing a materially different amount for sales and gross margin than reported in the consolidated financial statements is minimal.
Cash and Cash Equivalents
      The Company considers cash and cash equivalents to be short-term, highly liquid investments with original maturities at the purchase date of 90 days or less. At January 29, 2005 and January 31, 2004, cash consisted only of cash on hand in the Company’s stores.
Proprietary and Third Party Credit Cards
      In an effort to establish customer loyalty, create effective marketing channels, and facilitate customer credit needs, the Company provides proprietary credit cards to its customers. Prior to the April 15, 2003 sale of the Company’s proprietary credit card business, receivables were generated from the sale of merchandise using proprietary credit cards issued by National Bank of the Great Lakes (“NBGL”), a wholly owned subsidiary of Saks, and were securitized through the sale of undivided interests to third-party investors for a portion of the receivables portfolio. On April 15, 2003, the proprietary credit card accounts and balances of the Company were sold to Household Bank (SB), N.A. (now HSBC Bank Nevada, N.A., “HSBC”), a third party financial institution. Accordingly, the Company had no customer accounts receivable included on the Company’s consolidated balance sheet at January 29, 2005 or January 31, 2004, and amounts due to the

NORTHERN DEPARTMENT STORE GROUP
Notes to Financial Statements — (Continued)
(in thousands)
Company from HSBC at those dates were $6,874 and $2,510, respectively representing a settlement on balances collected.
      The Company also accepts most third-party credit cards from its customers as a form of tender. When a customer provides a third-party credit card as a form of payment, the Company records an amount due from the third-party credit institution. At January 29, 2005 and January 31, 2004, the Company had $7,703 and $9,415, respectively, due from these third-party credit institutions included within Other Current Assets in the accompanying consolidated balance sheets.
Merchandise Inventories and Cost of Sales (excluding Depreciation and Amortization)
      Merchandise inventories are valued by the retail method and are stated at the lower of cost (last-in, first-out “LIFO”) or market and include freight, buying and distribution costs. The Company takes markdowns related to slow moving inventory, ensuring the appropriate inventory valuation. At January 29, 2005 the LIFO value of inventories exceeded market value and, as a result, inventory was stated at the lower market amount.
      The Company receives vendor provided support in different forms. When the vendor provides support for inventory markdowns, the Company records the support as a reduction to cost of sales. Such support is recorded in the period that the corresponding markdowns are taken. When the Company receives inventory-related support that is not designated for markdowns, the Company includes this support as a reduction in cost purchases.
Selling, General and Administrative Expenses
      Selling, general and administrative expenses (“SG&A”) are comprised principally of the costs related to employee compensation and benefits in the selling, administrative and distribution support areas; advertising; store, administrative and distribution occupancy, operating and maintenance costs (exclusive of rent, depreciation, and property taxes); proprietary credit card promotion, issuance and servicing costs; insurance programs; telecommunications; and other operating expenses not specifically categorized elsewhere in the statement of income. The Company receives allowances and expense reimbursements from merchandise vendors and from the owner of the proprietary credit card portfolio which are netted against the related expense:

•	Allowances received from merchandise vendors in conjunction with incentive compensation programs for employees who sell the vendors’ merchandise and netted against the related compensation expense were $20,056, $18,454 and $16,687 in 2004, 2003 and 2002, respectively.

•	Allowances received from merchandise vendors in conjunction with jointly produced and distributed print and television media and netted against the gross expenditures for such advertising were $30,546, $28,627 and $27,788 in 2004, 2003 and 2002, respectively. Net advertising expenses were $74,253, $74,139 and $75,437 in 2004, 2003 and 2002, respectively.

•	Expense reimbursements received from the owner of the Company’s proprietary credit card portfolio are discussed at Note 3 to these financial statements.
Store Pre-Opening Costs
      Store pre-opening costs primarily consist of payroll and related media costs incurred in connection with new store openings and are expensed when incurred. Store pre-opening costs also include rent expense incurred during the construction of new stores, which is generally incurred for six months prior to a store’s opening date. Store pre-opening costs were $1,090, $2,060 and $1,282 in 2004, 2003 and 2002, respectively.

NORTHERN DEPARTMENT STORE GROUP
Notes to Financial Statements — (Continued)
(in thousands)
Property and Equipment
      Property and equipment are stated at historical cost less accumulated depreciation. For financial reporting purposes, depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. Buildings and improvements are depreciated over 20 to 40 years while fixtures and equipment are primarily depreciated over 3 to 15 years. Leasehold improvements are amortized over the shorter of their estimated useful lives or their related lease terms, generally ranging from 10 to 20 years. Terms of leases used in the determination of estimated useful lives may include renewal periods at the Company’s option if exercise of the option is determined to be reasonably assured at the inception of the lease.
      When constructing stores, the Company receives allowances from landlords. If the landlord is determined to be the primary beneficiary of the property, then the portion of those allowances attributable to the property owned by the landlord is considered to be a deferred rent liability, whereas the corresponding capital expenditures related to that store are considered to be prepaid rent. Allowances in excess of the amounts attributable to the property owned by the landlord are considered leasehold improvement allowances and are recorded as deferred rent liabilities that are amortized over the life of the lease. Capital expenditures are reduced when the Company receives cash and allowances from merchandise vendors to fund the construction of vendor shops. Deferred rent liabilities are included in Other Long-Term Liabilities in the accompanying consolidated balance sheets.
      At each balance sheet date, and as changes in circumstances arise, the Company evaluates the recoverability of its property and equipment based upon the utilization of the assets and expected future cash flows, in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Write-downs associated with the evaluation and any gains or losses on the sale of assets recorded at the time of disposition are properly reflected as impairments in the income statement.
Operating Leases
      The Company leases stores, distribution centers, and administrative facilities under various operating leases. Store lease agreements generally include rent holidays, rent escalation clauses and contingent rent provisions for percentage of sales in excess of specified levels. Most of the Company’s lease agreements include renewal periods at the Company’s option. The Company recognizes rent holiday periods and scheduled rent increases on a straight-line basis over the lease term beginning with the date the Company takes possession of the leased space. The Company records tenant improvement allowances and rent holidays as deferred rent liabilities on the balance sheet and amortizes the deferred rent over the terms of the lease to rent expense in the accompanying consolidated statements of income. The Company records rent liabilities on the balance sheet for contingent percentage of sales lease provisions when the Company determines that it is probable that the specified levels will be reached during the fiscal year. Deferred rent liabilities are included in Other Long-Term Liabilities in the accompanying consolidated balance sheets.
Goodwill
      Saks has allocated the purchase price of previous purchase transactions to identifiable tangible assets and liabilities based on estimates of their fair values on the date of acquisition, with the remainder allocated to goodwill and intangible assets. During 2002, Saks adopted SFAS No. 142, Goodwill and Other Intangible Assets, (“SFAS No. 142”) which required the discontinuation of goodwill amortization and the periodic testing (at least annually) for the impairment of goodwill. SFAS No. 142 also required the assignment of goodwill to reporting units based on criteria outlined in the standard. Upon adoption of the standard, Saks defined SDSG as a reporting unit and accordingly assigned goodwill to that level.

NORTHERN DEPARTMENT STORE GROUP
Notes to Financial Statements — (Continued)
(in thousands)
      At each year-end balance sheet date and as changes in circumstances arise, Saks performs an evaluation of the recoverability of its SDSG goodwill by comparing the estimated fair value to the carrying amount of its assets and goodwill. There were no goodwill impairment charges recorded by Saks during 2004, 2003 and 2002 as the fair value of the SDSG reporting unit exceeded the book value of assets and goodwill.
Pension Plans
      Pension expense is based on information provided by outside actuarial firms that use assumptions provided by the Company to estimate the total benefits ultimately payable to associates and allocates this cost to service periods. The actuarial assumptions used to calculate pension costs are reviewed annually. The Company’s funding policy provides that contributions to the pension trusts shall be at least equal to the minimum funding requirement of the Employee Retirement Income Security Act of 1974. The Company may also provide additional contributions from time to time, generally not to exceed the maximum tax-deductible limitation.
      The pension plans are valued annually on November 1st. The projected unit credit method is utilized in recognizing the pension liabilities.
Income Taxes
      Historically, the Company’s operations have been included in the consolidated federal income tax returns filed by Saks. The provision for income taxes in the statement of income is calculated on a separate tax return basis as if the Company had operated as a stand-alone entity in 2004, 2003 and 2002. The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.
Stock-Based Compensation Plans
      Employees of the Company are eligible to participate in the employee stock plans of Saks, which provide for the granting of stock options. Options granted under these plans generally vest over a four-year period after issue and have an exercise term of seven to ten years from the grant date.
      Saks recorded compensation expense for all stock-based compensation plan issuances prior to 2003 using the intrinsic value method, consistent with Accounting Principles Bulletin No. 25, Accounting for Stock Issued to Employees. Compensation expense, if any, was measured as the excess of the market price of the stock over the exercise price of the award on the measurement date. In 2003, Saks adopted SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123, and began expensing the fair value of all stock-based grants over the vesting period on a prospective basis utilizing the Black-Scholes model. Accordingly, the accompanying consolidated income statement includes compensation expense for employees of the Company, in addition to an allocation for other corporate-level employees.

NORTHERN DEPARTMENT STORE GROUP
Notes to Financial Statements — (Continued)
(in thousands)
      Had compensation cost for Saks’ stock-based compensation plan issuances prior to 2003 been determined under the fair value method, and had such costs been similarly allocated to the Company, net income in 2004, 2003 and 2002 would have been reduced to the pro forma amounts indicated below.

	2004	2003	2002

Net income as reported	$55,202	$65,918	$62,984
Add: Stock-based employee compensation expense included in net income, net of related tax effects	3,142	1,278	1,615
Deduct: Total stock-based employee compensation expense determined under the fair value method	(7,518)	(10,615)	(12,558)

Pro forma net income	$50,826	$56,581	$52,041

Transition Services Agreement
      The Company anticipates that it will enter into a Transition Services Agreement (“TSA”) whereby Saks will continue to provide, for varying transition periods, certain back office services related to the Company’s operations. Such operations include certain information technology, telecommunications, credit and store planning services, among others. The services provided in accordance with the TSA will cease as the acquiring entity becomes able to absorb the operations within its back-office infrastructure.
NOTE 3 — PROPRIETARY CREDIT CARD RECEIVABLES
      Prior to April 15, 2003, the Company owned its proprietary credit card portfolio and Saks utilized asset securitizations to finance the credit card account balances. The Company’s proprietary credit cards were issued by NBGL. Receivables generated from the sale of merchandise on these credit cards were sold by NBGL to another wholly owned subsidiary, which in turn, transferred, conveyed and assigned all its rights and interests in the receivables to a trust. Saks was responsible for administering the credit card program, including the collection and application of funds. Certificates representing undivided beneficial interests in the pool of receivables held in the trust were issued to third-party investors. Proceeds were remitted by the trust to the Company as consideration for its conveyance of receivables to the trust. The Company retained an interest in the trust that was subordinate to the rights of third-party investors to cash flows from receivables and repayment.
      Third-party investors were paid a coupon rate of interest on the balance of certificates issued from cash held in the trust representing collections of principal and finance charge income payments on accounts by customers. On a monthly basis, after all such interest was paid to the third-party investors, the Company was entitled to any residual cash collected for such month. Upon maturity, the certificate owners would be repaid in full with cash collections of payments made by customers, after which the Company would receive all remaining cash to recover its residual ownership interest in the pool of receivables.
      On April 15, 2003, substantially all of the Company’s proprietary credit card portfolio, consisting of the proprietary credit card accounts and the Company’s ownership interest in the account balances were sold to HSBC. As part of the transaction, for a term of ten years and pursuant to a program agreement, HSBC will establish and own proprietary credit card accounts for customers of the Company, retain the benefits and risks associated with the ownership of the accounts, receive the finance charge income and incur the bad debts associated with those accounts. During the ten-year term, pursuant to a servicing agreement, Saks will continue to provide key customer service functions, including new account opening, transaction authorization, billing adjustments and customer inquiries, and will receive compensation from HSBC for the provision of these services.

NORTHERN DEPARTMENT STORE GROUP
Notes to Financial Statements — (Continued)
(in thousands)
      The Company anticipates that the credit operations associated with its proprietary credit card portfolio will be included within the services provided to an acquiring entity in accordance with the TSA. Accordingly, the proprietary credit card accounts and balances will remain subject to the program agreement with HSBC until the acquiring entity assumes the operational responsibility of those accounts and related balances.
      With the exception of depreciation expense, all components of the credit card operations are included in SG&A. Until the April 15, 2003 sale of the accounts, finance charge income, securitization gains, less interest costs on the sold receivables, and less bad debt expense, representing the credit contribution of the receivables portfolio served to offset the cost of administering, promoting and marketing the receivables portfolio. Following the April 15, 2003 transaction, the credit contribution was represented by program compensation and servicing compensation in accordance with the program agreement with HSBC.
      For 2004, 2003 and 2002, the components of the credit contribution included in SG&A were as follows:

	2004	2003	2002

Finance charge income, securitization gains and compensation under the program and service agreements	$29,137	$35,880	$86,433
Finance charge income retained by certificate holders	—	(1,419)	(10,077)
Bad debt expense	—	(4,965)	(27,385)

Credit contribution before administration, promotion and marketing expenses	$29,137	$29,496	$48,971

NOTE 4 — PROPERTY AND EQUIPMENT
      A summary of the Company’s property and equipment is as follows:

	January 29,	January 31,
	2005	2004

Land and land improvements	$22,443	$19,154
Buildings	181,828	169,763
Leasehold improvements	188,284	191,680
Fixtures and equipment	469,531	448,785
Construction in progress	12,079	14,597

	874,165	843,979
Accumulated depreciation	(430,414)	(400,275)

	$443,751	$443,704

      Depreciation expense was $61,910, $58,566 and $55,030 during 2004, 2003 and 2002, respectively. The Company realized net charges (gains) of $2,338, ($2,792) and $7,325 in 2004, 2003 and 2002, respectively, in the accompanying consolidated statements of income related to property and equipment that are included in impairment and disposition charges. The 2004 net charges primarily related to asset impairments associated with store closings or impairments in the normal course of business. The 2003 net gains largely related to gains realized on the sale of a store, partially offset by the impairment or closure of underperforming stores. The 2002 charges related to the impairment of underproductive or closed store locations, as well as to the write-down of fixed assets associated with the Younkers consolidation into Carson’s administrative facilities. Based upon its most recent analysis at January 29, 2005, the Company believes that no additional impairment of property and equipment exists.

NORTHERN DEPARTMENT STORE GROUP
Notes to Financial Statements — (Continued)
(in thousands)
NOTE 5 — GOODWILL
      At both January 29, 2005 and January 31, 2004, NDSG had $172,000 of goodwill representing its allocated portion of SDSG goodwill. In accordance with SFAS No. 142, the Company’s portion of SDSG goodwill represents the fair value of the Company relative to the combined fair value of the operating companies within SDSG. Substituting the Company as the reporting unit, goodwill was tested for impairment at the balance sheet date, and at January 29, 2005, there was no impairment of the Company’s goodwill as the fair value of the Company exceeded its book value and goodwill.
NOTE 6 — INCOME TAXES
      The components of the provision for income taxes were as follows:

	2004	2003	2002

Current:
Federal	$34,418	$21,585	$42,345
State	8,551	5,363	10,521

	42,969	26,948	52,866
Deferred:
Federal	(4,514)	15,373	(7,902)
State	(1,121)	3,819	(1,963)

	(5,635)	19,192	(9,865)

Total provision for income taxes	$37,334	$46,140	$43,001

      Components of the net deferred tax asset or liability recognized in the balance sheets were as follows:

	January 29,	January 31,
	2005	2004

Current:
Deferred tax assets:
Accrued expenses	$14,260	$13,947
Deferred tax liabilities:
Inventory	(14,527)	(11,654)

Net current deferred tax asset (liability)	$(267)	$2,293

Non-current:
Deferred tax assets:
Capital leases	$13,589	$13,586
Other long-term liabilities	24,026	19,466
Deferred tax liabilities:
Property and equipment	(4,168)	(8,378)
Other assets	(7,580)	(7,003)

Net non-current deferred tax asset	$25,867	$17,671

NORTHERN DEPARTMENT STORE GROUP
Notes to Financial Statements — (Continued)
(in thousands)
      Income tax expense varies from the amount computed by applying the statutory federal income tax rate to income before taxes as follows:

	2004	2003	2002

Expected federal income taxes at 35%	$32,388	$39,221	$37,095
State income taxes, net of federal benefit	4,829	5,968	5,562
Other items, net	117	951	344

Provision for income taxes	$37,334	$46,140	$43,001

      The income tax receivable from Saks relates to net operating loss carryforwards and alternative minimum tax credit carryforwards. These carryforward amounts were generated by NDSG but are useable by Saks. The receivable balances are based on the Company’s analysis of the net realizable value of these carryforwards. The receivable balance will be settled in the future as Saks utilizes these carryforwards.
NOTE 7 — INTERCOMPANY INVESTMENT
      The Company’s intercompany investment of $868,375 and $896,929 at January 29, 2005 and January 31, 2004, respectively, is intended to represent the capitalization contributed from Saks, including its equity investment and the balance of any intercompany advances. These advances are used by the Company, along with proceeds from its operating cash flows, for the construction of new, remodeled or expanded stores, in addition to working capital needs and general corporate purposes.
NOTE 8 — COMMITMENTS AND CONTINGENCIES
Leases and Other Purchase Commitments
      As of January 29, 2005 and January 31, 2004, the Company had capital lease obligations of $33,803 and $33,795, respectively, associated with store leases. The capital lease obligations were associated with store leases.
      The Company leases certain property and equipment under various non-cancelable capital and operating leases. The leases provide for monthly fixed amount rentals or contingent rentals based upon sales in excess of stated amounts and normally require the Company to pay real estate taxes, insurance, common area maintenance costs and other occupancy costs. Generally, the leases have primary terms ranging from 20 to 30 years and include renewal options ranging from 5 to 20 years.
      At January 29, 2005, future minimum rental commitments under capital leases and non-cancelable operating leases consisted of the following:

	Operating	Capital
	Leases	Leases

2005	$35,163	$7,200
2006	31,729	7,200
2007	27,002	7,196
2008	24,656	7,350
2009	22,020	7,500
Thereafter	103,032	104,405

	$243,602	140,851

Amounts representing interest		(107,048)

Capital lease obligations		$33,803

NORTHERN DEPARTMENT STORE GROUP
Notes to Financial Statements — (Continued)
(in thousands)
      Total rental expense for operating leases was $59,565, $62,037 and $62,852 during 2004, 2003 and 2002, respectively, including allocated corporate rent expense of $9,337, 10,687, and 11,100, respectively, contingent rent of $5,022, $4,811 and $5,631, respectively, and common area maintenance costs of $11,020, $11,388 and $11,482, respectively.
      In the normal course of business, the Company purchases merchandise under purchase commitments; enters contractual commitments with real estate developers and construction companies for new store construction and store remodeling; and maintains contracts for various services. Commitments for purchasing merchandise generally do not extend beyond six months and may be cancelable several weeks prior to the vendor shipping the merchandise. Contractual commitments for the construction and remodeling of stores are typically lump sum or cost plus construction contracts. Contracts to purchase various services are generally less than one to two years and are cancelable within several weeks notice.
Legal Contingencies
      The Company is involved in ordinary legal proceedings arising from its normal business activities. Management believes that none of these legal proceedings will have a material adverse effect on the Company’s financial position, results of operations, or liquidity.
Income Taxes
      Saks is routinely under audit by federal, state or local authorities in the areas of income taxes and the remittance of sales and use taxes. These audits include questioning the timing and amount of deductions and the allocation of income among various tax jurisdictions. Management believes that none of these audits will have a material adverse effect on the Company’s financial position, results of operations, or liquidity.
NOTE 9 — EMPLOYEE BENEFIT PLANS
Defined Benefit Plans
      NDSG sponsors defined benefit pension plans for many employees of Carson’s. The Company generally funds pension costs currently, subject to regulatory funding limitations.
      The components of net periodic pension expense are as follows:

	2004	2003	2002

Net periodic pension expense:
Service cost	$2,524	$3,131	$3,493
Interest cost	12,633	12,476	13,144
Expected return on plan assets	(14,286)	(12,969)	(13,729)
Net amortization of losses and prior service costs	3,687	1,230	684

Net pension expense	$4,558	$3,868	$3,592

NORTHERN DEPARTMENT STORE GROUP
Notes to Financial Statements — (Continued)
(in thousands)

	2004	2003

Change in benefit obligation:
Benefit obligation at beginning of period (November 1)	$214,341	$202,289
Service cost	2,524	3,131
Interest cost	12,633	12,929
Plan amendment	—	—
Actuarial loss	20,372	14,549
Benefits paid	(17,609)	(18,557)

Benefit obligation at end of period (November 1)	$232,261	$214,341

Change in plan assets:
Fair value of plan assets at beginning of period (November 1)	$138,736	$113,166
Actual return on plan assets	12,675	23,218
Employer contributions	49,280	20,909
Benefits paid	(17,609)	(18,557)

Fair value of plan assets at end of period (November 1)	$183,082	$138,736

Pension plans’ funding status:
Accumulated benefit obligation at November 1	$(226,824)	$(209,318)
Effect of projected salary increases	(5,437)	(5,023)

Projected benefit obligation at November 1	(232,261)	(214,341)
Fair value of plan assets at November 1	183,082	138,736

Funded status at November 1	(49,179)	(75,605)
Unrecognized actuarial loss	80,247	61,150
Unrecognized prior service cost	6,428	7,191
Contributions subsequent to November 1	164	48,785

Prepaid pension cost classified in other liabilities at balance sheet date	$37,660	$41,521

Amounts recognized in the consolidated balance sheet:
Accrued benefit liability (reflected in Other Long-Term Liabilities)	$(44,138)	$(23,183)
Intangible asset	5,778	6,453
Additional minimum pension liability (reflected in Intercompany Investment, net of tax)	76,020	58,251

Net amount recognized at balance sheet date	$37,660	$41,521

Assumptions:
Discount rate, at end of period	5.75%	6.25%
Expected long-term rate of return on assets, for periods ended January 29, 2005 and January 31, 2004	8.00%	8.50%
Average assumed rate of compensation increase	4.00%	4.00%
Measurement date	11/1/04	11/1/03

NORTHERN DEPARTMENT STORE GROUP
Notes to Financial Statements — (Continued)
(in thousands)
      At November 1, 2004, the plans’ projected benefit obligation exceeded the fair value of the plans’ assets by $49,179. The underfunded status is reflected in the accompanying balance sheet as follows:

Amount previously recognized through expense and reflected in Other Long-Term Liabilities at January 29, 2005	$(37,497)
Amount not recognized in expense, yet recognized in Other Comprehensive Income, in Other Long-Term Liabilities and in Intercompany Investment	76,020
Amount not recognized in expense, yet reflected in Other Assets and Other Long-Term Liabilities	5,778
Amount not recognized in expense and not reflected in Other Long-Term Liabilities	4,878

Total underfunded status at November 1, 2004	$49,179

      The Company contributed $164 to the plans in January 2005. This contribution served to reduce the underfunded status of the plan and the liability reflected in Other Long-Term Liabilities.
      Plan weighted-average asset allocations at November 1, 2004 by asset category were as follows:

	November 1,	November 1,
	2004	2003

Equity	64.4%	64.7%
Debt	29.5%	29.7%
Real estate	5.7%	5.1%
Other	0.4%	0.5%

Total	100.0%	100.0%

      The plan’s target allocation is determined taking into consideration the amounts and timing of projected liabilities, the Company’s funding policies and expected returns on various asset categories. At November 1, 2004, 2003 and 2002, the plan’s target asset allocation was approximately 65% equity, 30% fixed income and 5% real estate. At November 1, 2004 and 2003, equity securities include Saks stock in the amounts of approximately $2,000 and $3,000, respectively (less than 2% of total plan assets).
      At January 29, 2005, the following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Benefit
Year	Payments

2005	$21,022
2006	20,307
2007	19,762
2008	19,357
2009	18,870
Thereafter	88,419

$187,737

      Pension assumptions are based upon management’s best estimates, after consulting with outside investment advisors and actuaries, as of the annual measurement date.

•	To the extent the discount rate increases or decreases, the Company’s Accumulated Benefit Obligation (ABO) is decreased or increased, respectively. The estimated effect of a 0.25% change in the discount rate is $5,010 on the ABO and $420 on annual pension expense. To the extent the ABO increases, the

NORTHERN DEPARTMENT STORE GROUP
Notes to Financial Statements — (Continued)
(in thousands)

after-tax effect of such serves to reduce Other Comprehensive Income and reduce Intercompany Investment.

•	The Company’s estimate of the expected long-term rate of return considers the historical returns on plan assets, as well as the future expectations of returns on classes of assets within the target asset allocation of the plan asset portfolio. To the extent the actual rate of return on assets realized is greater than the assumed rate, that year’s annual pension expense is not affected. Rather, this gain reduces future pension expense over a period of approximately 15 to 20 years. To the extent the actual rate of return on assets is less than the assumed rate, that year’s annual pension expense is likewise not affected. Rather, this loss increases pension expense over approximately 15 to 20 years. The Company’s expected long-term rate of return on assets was 8.00% in 2004.

•	The average rate of compensation increases is utilized principally in calculating the Projected Benefit Obligation and annual pension expense. The estimated effect of a 0.25% change in the expected compensation increase would not be material to the Projected Benefit Obligation or to annual pension expense.

•	At November 1, 2004, the Company had unrecognized pension expense of $86,676 related to the delayed recognition of differences between underlying actuarial assumptions and actual results, as well as plan amendments. This delayed recognition of expense is incorporated into the $49,179 underfunded status of the plans as presented in the table above, before the effect of the $164 contribution in January 2005.
Retiree Health Care Plans
      The Company provides health care benefits for certain groups of employees who retired before 1997. The plans were contributory with the Company providing a frozen annual credit of varying amounts per year of service. The net annual expense and liabilities for the unfunded plans reflected in the Company’s consolidated balance sheets are as follows:

	2004	2003

Change in benefit obligation:
Benefit obligation at beginning of period (November 1)	$7,908	$8,019
Interest cost	467	512
Actuarial (gains) loss	(130)	71
Benefits paid	(1,003)	(695)

Benefit obligation at end of period (November 1)	$7,242	$7,907

Plan funding status:
Accumulated post-retirement benefit obligation at November 1	$(7,242)	$(7,907)
Fair value of plan assets at November 1	—	—

Funded status at November 1	(7,242)	(7,907)
Unrecognized actuarial gain	(3,954)	(4,176)
Contributions subsequent to measurement date	189	97

Accrued pension cost classified in other liabilities at balance sheet date	$(11,007)	$(11,986)

NORTHERN DEPARTMENT STORE GROUP
Notes to Financial Statements — (Continued)
(in thousands)

	2004	2003

Sensitivity analysis:
Effect of a 1.0% increase in health care cost trend assumption on total service cost and interest cost components	$29	$28
Effect on benefit obligations	$373	$465
Effect of a 1.0% decrease in health care cost trend assumption on total service cost and interest cost components	$(26)	$(26)
Effect on benefit obligation	$(337)	$(420)
Assumptions:
Discount rate, at end of period	5.75%	6.25%
Pre-Medicare medical inflation	10.00%	9.00%
Post-Medicare medical inflation	10.00%	9.00%
Ultimate medical inflation	5.50%	5.50%
Measurement date	11/1/04	11/1/03

NOTE 10 — Store Dispositions, Integration and Other Charges
      The Company continuously evaluates its real estate portfolio and closes individual underproductive stores in the normal course of business as leases expire or as other circumstances indicate, as well as performs an asset impairment analysis at each fiscal year end. During 2004, 2003 and 2002 the Company incurred $6,346, (2,792) and 3,366, respectively, of charges (gains) associated with these dispositions. The components of the 2004 charges and the status of the related liability are as follows:

		Cash
		(Proceeds)/		Payable at
	2004 Charges	Payments	Non-Cash Uses	January 29, 2005

Asset impairments	$4,967	$—	$4,967	$—
Lease termination costs	1,379	1,379	—	—

	$6,346	$1,379	$4,967	$—

      In 2003, Saks completed the consolidation of its Younkers home office operations into its Carson’s headquarters in an effort to further integrate NDSG’s operations. The Company incurred charges (revisions) of ($46) and $13,942 in 2003 and 2002, respectively, related to the Younkers consolidation efforts, which primarily included severance and retention costs and property write-offs. Consistent with the adoption of SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities, the Company applied the provisions of this standard such that Younkers consolidation costs were recognized when the expenses were incurred. All Younkers consolidation charges in 2003 and 2002 are reflected in either the integration charges or the impairments and dispositions line items. There were no charges that remained unpaid at January 29, 2005.